Exhibit 10.11

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “First Amendment”) is made as of August    , 2014, by and between KING 113 HARTWELL LLC, a Massachusetts limited liability company with an address of 200 CambridgePark Drive, Cambridge, MA 02140 (“Landlord”), and QUANTERIX CORPORATION, a Delaware corporation with an address of 113 Hartwell Avenue, Lexington, MA 02421 (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord and Tenant executed that certain Lease dated November 22, 2011 (the “Lease”), pursuant to which Landlord is leasing to Tenant approximately 19,802 rentable square feet (the “Original Space”) of the building located at 113 Hartwell Avenue, Lexington, Massachusetts (the “Building”);

WHEREAS, Landlord and Tenant have agreed to relocate the Premises from the Original Space to certain space containing approximately 30,655 rentable square feet as more particularly shown as “Quanterix New Space” on the Site and Premises Plan (the “Site Plan”) attached hereto as Exhibit A (the “New Space”); and

WHEREAS, the initial Term of the Lease is scheduled to expire on April 30, 2015, and Landlord and Tenant wish to extend the Term of the Lease for a period of sixty-two months commencing on May 1, 2015, and, unless earlier extended or terminated in accordance with the terms of the Lease, expiring on June 30, 2020 (the “Extension Period”).

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.              Recitals; Capitalized Terms. The foregoing recitals are hereby incorporated by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease.

2.              Relocation.

(a)                                 Subject to Landlord’s obligation to deliver the New Space to Tenant in the condition specified in Section 2(b) below, and subject further to the provisions of Section 3.4 (substituting the term (i) “NS Commencement Date” (as defined herein) for the term “Term Commencement Date” therein, and (ii) “Landlord’s NS Work” (as defined herein) for the term “Landlord’s Work” therein), Tenant acknowledges and agrees that Tenant hereby accepts the New Space in their “AS IS,” “WHERE IS” condition and with all faults on the date hereof, without representations or warranties, express or implied, in fact or by law, of any kind.

(b)                                 The “NS Commencement Date” shall be the date on which Landlord shall deliver the New Space to Tenant with the work more particularly described in Exhibit B (“Landlord’s NS Work”) substantially complete, with the Building and the New Space in compliance with the Americans with Disabilities Act and the regulations promulgated thereunder and with all other applicable laws and rules, including those governing access to and use of facilities by people with disabilities including the Massachusetts Architectural Access Board regulations and with a certificate of occupancy for the New Space having been issued. Landlord estimates that the NS Commencement Date will occur on March 1, 2015.

(c)                                  Subject to Tenant Delays and Force Majeure, if the NS Commencement Date does not occur on or before March 1, 2015, then (i) Tenant shall receive a credit against Base Rent

(to be applied after the expiration of the two (2) month free rent period occurring from and after the NS Commencement Date) in an amount equal to the product of $2,939.52 multiplied by the number of days that elapse after March 1, 2015 (as such date may be extended by reason of Tenant Delays or Force Majeure), until the earlier to occur of the NS Commencement Date or April 15, 2015; and (ii) if the NS Commencement Date does not occur on or before April 15, 2015, then, in addition to the credit set forth in clause (i) above, Tenant shall receive a credit against Base Rent (to be applied after the expiration of the two (2) month free rent period occurring from and after the NS Commencement Date) in an amount equal to the product of (x) $5,879.04 multiplied by the number of days that elapse after April 15, 2015 (as such date may be extended by reason of Tenant Delays or Force Majeure), until the NS Commencement Date occurs. The remedy set forth in this Section 2(c) is Tenant’s sole and exclusive right and remedy for any delay in the NS Commencement Date.

(d)                                 Tenant shall have the right to access the New Space at least fifteen (15) days before the NS Commencement Date for the purpose of installing Tenant’s telecommunications wiring and equipment, installing furniture, fixtures and equipment therein, and otherwise preparing the New Space for Tenant’s use and occupancy thereof, provided that such activity shall not materially interfere with the completion of the Landlord’s NS Work.

(e)                                  On or before the date that is ten (10) days after the NS Commencement Date (such 10th day, the “Surrender Date”), Tenant shall, at Tenant’s expense, (i) remove all of Tenant’s Property from the Original Space; (ii) perform the obligations set forth in Section 21.1(b) of the Lease with respect to the Original Space; and (iii) surrender the Original Space to Landlord broom-clean, free of all personal property and otherwise in the condition required by Section 21.1 of the Lease (provided, however, that Tenant shall have no obligation to remove or restore any Alterations currently located in the Original Space). If Tenant fails to surrender the Original Space in the required condition on or before the date that is ten (10) days after the NS Commencement Date, Tenant’s occupancy of the Original Space after such 10th day shall be deemed a holdover and shall be subject to the provisions of Section 21.3 of the Lease. Time is of the essence with respect to Tenant’s obligations under this Section 2(d).

(f)                                   “Tenant’s Share” shall be calculated as (i) 48.62% during the period from and after the NS Commencement Date through and including the Surrender Date; and (ii) 29.53% after the Surrender Date.

(g)                                  During the period from and after the NS Commencement Date through and including the Surrender Date, all references to the Premises in the Lease (as amended hereby) shall be deemed to refer to the Original Space and the New Space, collectively. After the Surrender Date, all references to the Premises in the Lease (as amended hereby) shall be deemed to refer to the New Space.

3.         Base Rent. Notwithstanding anything to the contrary set forth in the Lease, (a) Tenant shall pay Base Rent in accordance with the schedule set forth in the Lease Summary Sheet (i.e., $51,155.27 per month) with respect to the period through and including the date that is the later to occur of April 30, 2015, and the day immediately prior to the NS Commencement Date, and (b) from the date that is the later to occur of May 1, 2015, and the NS Commencement Date, and thereafter until the end of the Extension Period, Tenant shall pay Base Rent with respect to the New Space in monthly installments in accordance with the following schedule and otherwise in accordance with the terms of the Lease:

Period of Time	Annual Base Rent	Monthly Installment
5/1/15 – 6/30/15	$0.00	$0.00
7/1/15 – 4/30/16	$1,072,925.00	$89,410.42
5/1/16 – 4/30/17	$1,103,580.00	$91,965.00
5/1/17 – 4/30/18	$1,134,235.00	$94,519.58
5/1/18 – 4/30/19	$1,164,890.00	$97,074.17
5/1/19 – 6/30/20	$1,210,872.50	$100,906.04

In the event the NS Commencement Date does not occur on March 1, 2015, then each of the dates set forth in the table in subsection (a) above (other than the 6/30/20 date) shall be postponed for the number of days that elapse after March 1, 2015 until the NS Commencement Date occurs.

4.              Extension of Term.

(a)                            The Term of the Lease is hereby extended for the Extension Period. From and after the date hereof, the “Expiration Date” shall mean June 30, 2020, and, unless the Lease is earlier terminated in accordance with its terms, the Initial Term shall expire on, June 30, 2020.

(b)                            Section 1.2(a) of the Lease is hereby deleted in its entirety and replaced with the following:

“(a)                      Provided (i) Tenant is then occupying at least seventy percent (70%) of the Premises, and (ii) no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default has occurred (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the Extension Term (hereinafter defined), Tenant shall have the option to extend the Term for one (1) additional term of three (3) years (the “Extension Term”), commencing as of the expiration of the Extension Period (as defined in the First Amendment to Lease). Tenant must exercise such option to extend, if at all, by giving Landlord written notice (the “Extension Notice”) on or before June 30, 2019, time being of the essence. Upon the timely giving of such notice, the Term shall be deemed extended upon all of the terms and conditions of this Lease, except that Base Rent during the Extension Term shall be calculated in accordance with this Section 1.2 and Landlord shall have no obligation to construct or renovate the Premises and Tenant shall have no further right to extend the Term. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the Term. Notwithstanding the fact that Tenant’s proper and timely exercise of such option to extend the Term shall be self executing, the parties shall promptly execute a lease amendment reflecting such Extension Term after Tenant exercises such option. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 1.2.

5.              Expansion Right.

(a)                                 Subject to the provisions of this Section 5, from and after the date on which the Original Space is re-leased in its entirety (such date, the “ROFO Date”), and provided that as of the date of the ROFO Notice (hereinafter defined) (i) there has been no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default hereunder, and (ii) Tenant is in occupancy of at least seventy percent (70%) of the Premises, Tenant shall have a one-time right of first offer to lease any other rentable areas of the Building (the “ROFO Space”) if, as and when the same shall become available for lease, upon the terms and conditions specified in the ROFO Notice. Tenant’s right of first offer under this Section 5 is further subject to (i) all presently existing extension rights and/or expansion rights of other existing tenants of the Building, and (ii) the extension rights contained in the lease of the Original Space existing as of the ROFO Date. It is understood and agreed that Base Rent for the ROFO Space shall be the fair market rent for the ROFO Space.

(b)                                 Promptly after Landlord determines, in its reasonable judgment, that the ROFO Space is available for lease, and all of the preconditions to the right of first offer granted to Tenant in this Section 5 have been met, Landlord shall deliver to Tenant a written notice offering to lease the ROFO Space to Tenant upon the terms and conditions set forth therein (the “ROFO Notice”), which ROFO Notice shall include the location and square footage of the ROFO Space, Landlord’s determination of fair market rent for the ROFO Space, and other terms and conditions applicable thereto. Tenant then shall have ten (10) days after receipt of the ROFO Notice to notify Landlord in writing whether Tenant will exercise its right to lease the ROFO Space upon the terms and conditions described in the ROFO Notice.

(c)                                  If Tenant fails to notify Landlord in writing within such 10-day period that Tenant accepts the offer contained in the ROFO Notice, or if Tenant refuses in writing the offer contained in the ROFO Notice, Landlord shall have the right to lease the ROFO Space to any third party tenant on whatever terms and conditions Landlord may decide in its sole discretion; provided, however, that before Landlord offers such ROFO Space to any third party tenant at a net effective rent (defined below) that is more than ten percent (10%) lower than the net effective rent set forth in the ROFO Notice, Landlord shall first re-offer such ROFO Space to Tenant at such lower net effective rent in accordance with the terms of this Section 5. As used herein, the term “net effective rent” shall mean the net present value of the rent, additional rent, and other charges that would be payable to Landlord under the terms of any proposed lease for and with respect to that portion of the term of the proposed lease equal to the period from the commencement date of such proposed lease through the last day of the Extension Period, taking into account any construction allowance, the cost of any leasehold improvements proposed to be performed by Landlord, any free rent, and any other monetary inducements payable by Landlord under such proposed lease.

(d)                                 If Tenant timely notifies Landlord of its desire to lease the ROFO Space pursuant to this Section 5, Landlord shall submit to Tenant, and Tenant shall execute and deliver to Landlord within thirty (30) days of receipt thereof, a lease amendment which incorporates all of the terms and conditions set forth in the ROFO Notice. Landlord and Tenant shall reasonably diligently negotiate such lease amendment in good faith.

(e)                                  All rights of Tenant under this Section 5 shall terminate upon the expiration or earlier termination of the term of this Lease.

(f)                                   Except in connection with a Transfer pursuant to Section 13 of the Lease, Tenant may not assign, mortgage, pledge, encumber or otherwise transfer its interest or rights under this Section 5, and any such purported transfer or attempt to transfer shall be void and without effect, shall terminate Tenant’s rights under this Section 5, and shall constitute an Event of Default under this Lease.

(g)                                  Time is of the essence with respect to all aspects of this Section 5.

6.              Security Deposit/ Letter of Credit. Contemporaneously with the execution of this First Amendment, Tenant shall deliver to Landlord an irrevocable letter of credit which shall be in the amount of Two Hundred Thousand Dollars ($200,000) and otherwise substantially in the form attached to the Lease as Exhibit 4, and meeting the other conditions for a Letter of Credit under Section 7 of the Lease (the “2014 Letter of Credit”). The 2014 Letter of Credit shall be treated and held by Landlord in accordance with the terms of the Lease applicable to the “Letter of Credit.”

7.              Parking.

(a)                            Effective as of the NS Commencement Date, (i) the number “fifty-eight (58)” in the first sentence of Section 1.3(b) of the Lease shall be deleted and replaced with the number “ninety-two (92)”; (ii) the number “eighteen (18)” in the fourth sentence of Section 1.3(b) of the Lease shall be deleted and replaced with the number) “twenty-nine (29)” (which spaces shall be located in the area shown as “Quanterix New Space Parking” on the Site Plan), and (iii) the number “forty (40)” in the fifth sentence of Section 1.3(b) of the Lease shall be deleted and replaced with the number “sixty-three (63)”.

(b)                            On or before the NS Commencement Date, the reserved spaces designated for Tenant’s exclusive use shall be relocated near the main entrance of the New Premises.

(c)                             Notwithstanding anything to the contrary contained in the Lease, in the event Landlord exercises its right to relocate the Parking Spaces, Tenant hereby agrees that the parking areas located at 101 Hartwell Avenue, 4 Hartwell Place and/or 91 Hartwell Avenue are acceptable.

8.              Signage. Provided that and for so long as Tenant is then occupying at least seventy percent (70%) of the Premises, Tenant shall have the right, on and after the NS Commencement Date, to erect and maintain one (1) sign on the exterior of the Building on the “wing wall” at the entrance to the New Premises, the aggregate size of which shall not exceed Tenant’s Share of the exterior Building signage allowed by Legal Requirements (the “Exterior Signage”), provided (i) the Exterior Signage complies with all Legal Requirements (and Tenant shall have obtained any necessary permits prior to erecting the Exterior Signage), (ii) the location of the Exterior Signage shall be subject to Landlord’s reasonable approval, (iii) the materials, design, lighting and method of installation of the Exterior Signage, and any requested changes thereto, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (iv) Tenant shall at all times maintain the Exterior Signage in good order, condition and repair and shall remove the Exterior Signage at the expiration or earlier termination of the Term hereof or upon Landlord’s written demand after the failure of Tenant to comply with the provisions of this Section 8, and shall repair any damage to the Building caused by the Exterior Signage or the installation or removal thereof. Tenant shall have the right, from time to time throughout the term of this Lease, to replace its signage (if any) with signage which is equivalent to the signage being replaced, subject to all of the terms and conditions of this Section 8. In addition, effective as of the NS Commencement Date, the percentage “one hundred percent (100%) appearing in Sections 12.1 and 12.2 of the Lease shall be replaced by the percentage “seventy percent (70%)”. In addition, Landlord will cooperate in good faith with Tenant to develop a revised Exterior Signage plan mutually acceptable to both parties, the structural elements of the same being paid for by Landlord, with Tenant responsible for installing its signage.

9.              Subordination. Section 22.1 of the Lease is hereby deleted in its entirety and replaced with the following:

22.1                   Subordination. Tenant’s rights and interests under this Lease (i) shall, subject to the execution of a commercially reasonable subordination, non-disturbance and attornment agreement (which Landlord shall obtain for Tenant from each Mortgagee, on such Mortgagee’s then-standard form with reasonable market-based changes requested by Tenant), be subject and subordinate to any ground lease, overleases, mortgage, deed of trust, or similar instrument covering the Premises, the Building and/or the Land and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a “Mortgage”), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage. Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named landlord. Tenant agrees to execute, acknowledge and deliver such commercially reasonable instruments confirming such subordination and attornment as shall be requested by any Mortgagee within fifteen (15) days of request therefor.

10.       Notices.  As of the date of this First Amendment, notices to the parties shall be addressed as follows:

If to Landlord:	King 113 Hartwell LLC
c/o King Street Properties
200 CambridgePark Drive
Cambridge, MA 02140
Attention: Stephen D. Lynch

With a copy to:	Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, MA 02110
Attention: Colleen P. Hussey, Esquire

If to Tenant:	Quanterix Corporation
113 Hartwell Avenue
Lexington, MA 02421
Attention: Martin Madaus

With a copy to:	Cooley LLP
1114 Avenue of the Americas
New York, NY 10036
Attention: Daniel A. Goldberger, Esq.

11.       Brokers. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this First Amendment other than Colliers International (“Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.

12.       Ratification. Except as amended hereby, the terms and conditions of the Lease shall remain unaffected. From and after the date hereof, all references to the Lease shall mean the Lease as amended hereby. Additionally, Landlord and Tenant each confirms and ratifies that, as of the date hereof and to its actual knowledge, (a) the Lease is and remains in good standing and in full force and effect, and (b) neither party has any claims, counterclaims, set-offs or defenses against the other party arising out of the Lease or the Premises or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

13.       Miscellaneous. This First Amendment shall be deemed to have been executed and delivered within the Commonwealth of Massachusetts, and the rights and obligations of Landlord and Tenant hereunder shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts without regard to the laws governing conflicts of laws. If any term of this First Amendment or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this First Amendment, the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected. This First Amendment is binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns. Each party has cooperated in the drafting and preparation of this First Amendment and, therefore, in any construction to be made of this First Amendment, the same shall not be construed against either party. In the event of litigation relating to this First Amendment, the prevailing party shall be entitled to reimbursement from the other party of its reasonable attorneys’ fees and costs. This

First Amendment, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, and may not be amended, waived, discharged or terminated except by a written instrument signed by all the parties hereto.

[signatures on following page]

[SIGNATURE PAGE TO FIRST AMENDMENT TO LEASE BY AND BETWEEN KING 113 HARTWELL LLC AND QUANTERIX CORPORATION]

EXECUTED under seal as of the date first set forth above.

LANDLORD:	KING 113 HARTWELL LLC
	By:	King Dickey LLC, its manager
	By:	King Street Properties Investments LLC, its manager

	By:	/s/ Stephen D. Lynch
		Name:	Stephen D. Lynch
		Title:	Manager

TENANT:	QUANTERIX CORPORATION

	By:	/s/ Ernest Orticerio
		Name:	Ernest Orticerio
		Title:	VP Operations & CFO

EXHIBIT A

SITE PLAN

QUANTERIX NEW SPACE
uniQure SPACE
ORIGINAL SPACE
QUANTERIX NEW SPACE PARKING
uniQure PARKING
ORIGINAL SPACE PARKING
N

LEGEND

- uniQure
- QUANTERIX
- uniQure LOADING
- NON-uniQure LOADING
- SHARED BETWEEN uniQure and QUANTERIX NEW SPACE

KING STREET PROPERTIES

113 HARTWELL AVE

QUANTERIX Site and Premises Plan

Exhibit _A_

DiMella Shaffer

A-1

EXHIBIT B

Landlord shall deliver a turn-key build out of the New Space in accordance with (i) Landlord/Tenant Responsibilities Matrix attached hereto as Exhibit B-1, (ii) the Equipment Matrix attached hereto as Exhibit B-2 and (iii) the space plan attached hereto as Exhibit B-3.

Landlord’s NS Work shall include, inter alia, (a) the required electrical and HVAC capacities and distribution to support Tenants equipment layout and employee population to the extent shown on the approved space plan, (b) an entrance/lobby area of comparable quality to Tenant’s existing entrance/lobby area, and (c) equipment necessary to separately meter the New Space for electricity and natural gas.

B-1

EXHIBIT B-1

QUANTERIX NEW SPACE

113 HARTWELL AVE

LANDLORD / TENANT RESPONSIBILITIES MATRIX

August 18, 2014

Category	Landlord	Tenant
Install new 800 Amp - 480V 3ph Service to Tenant electrical closet with distribution panel and disconnect switch	X
Interior Demolition of space	X

Provide finishes consistant with Original Space (Laminate cabinets and countertops in the Cafe, VCT flooring in lab areas and Cafe, broad loom carpet in office areas, painted drywall, interior metal frames with glass for all interior glazing, ACT in office areas, wood doors with hollow metal frames)

X
Furnish and Install one (1) refridgerator and (1) dishwasher at Café.	X
Furnish and Install VCT flooring and vinyl stipple ceilings throughout Lab	X
Furnish and Install one (1)100kw, 120v/208v dedicated standby generator	X
Men’s and Women’s bathroom per Space Plan dated 8.8.2014. Also includes tiled wet wall and floor, solid surface countertops, GWB ceilings and fiberglass shower.	X
All lab space shall be provided with 100% Outside Air with Gas fired heat RTU’s w/ HW reheat colls and DX cooling.	X
Humdificaiton will be provided in the Testing Lab & Instrument Lab only. DI water on humidification is excluded.	X
HVAC - Support and Office space - Constant volume gas fired RTUs for heat with DX cooling and hot water baseboard heating at the exterior wall	X
Furnish and Install (1) new Cold Room in accordance with Space Plan.	X
Furnish and Install (1) new -20°C Freezer Room in accordance with Space Plan.	X
Landlord to relocate one (1) Bio Safety Cabinet and (1) Powder Safety Hood from Original Space to New Space	X
Furnish and install two (2) new 6’ Chemical Fume Hoods	X
Walls, Doors w/ hollow metal sidelights, Ceilings as required for labs and offices per Space Plan	X
Relocate (32) 6’ long by 30” wide movable lab benches with reagent shelving, relocate (12) 6’ long by 30” wide moveable lab tables, relocate (12) 5’ long by 30” wide moveable lab tables.	X
Landlord to relocate Under Counter Glass Wash from Original Space to New Space	X
Furnish and Install Modular Clean Rooms		X
Furnish and Install new Compressed Air with N2 generation, relocate vacuum pump from Original Space to New Space Furnish and Install (69) total drops (CA, VAC, NS).	X
Furnish and Install new RODI system with distribution loop to Equipment Wash, Instrument Lab, and Testing Lab, Includes nine (9) DI drops.	X
Furnish and Install tweleve (12) PH sinks and a complete single stage PH System.	X
Furnish and install eyewash/shower systems in Lab per code	X
Furnish & Install Tel Data and Wiring		X
Furnish & Install Card Access throughout New Space		X
Furnish & Install Card Access at exterior doors		X
Furnish and Install all office furniture and cubicles		X

B-1-1

EXHIBIT B-2

B-2-1

B-2-2

EXHIBIT B-3

SIMOA ACCELERATOR 343 SF
FIBER PROCESSING 320 SF
MICROSCOPY 380 SF
MECH 306 SF
ELEC 153 SF
WASTE
EQUIPMENT
BIOHAZARD SAMPLE PROCESSING 414 SF
INSTRUMENT LAB 1190 SF
TESTING LAB 469 SF
R&D 2800 SF
FILLING 784 SF
MANU 3033 SF
COLD ROOM 463 SF
FREEZER 163 SF
WAREHOUSE 970 SF
RECORD STORAGE
STORAGE
PRIVACY ROOM
MECH 173 SF
OPEN OFFICE
SOFTWARE LAB
OFFICE 120 SF
CONF
PRINT COPY
SERVER 66 SF
OFFICE 136 SF
OFFICE 120 SF
OFFICE 118 SF
OFFICE 120 SF
BENCHES
OPEN OFFICE 985 SF
OFFICE 127 SF
COATS
OFFICE 182 SF
OFFICE 148 SF
OFFICE 148 SF
OFFICE
OFFICE 127 SF
OPEN OFFICE 417 SF
BOARD ROOM
TRAINING ROOM A 448 SF
TRAINING ROOM B 448 SF
TOILET
CAFE 557 SF
LOBBY 446 SF
7
8
9
10
11
12
A
B
C
D
E
F

LEGEND

- CIRCULATION
- OPEN OFFICE SPACE
- SERVICE AREAS
- LABS
- OFFICES & OTHER PROGRAM

OFFICES	12
CUBICLES	70
BENCHES	20
SOFTWARE LAB	4
TOTAL:	**106**

DATE: 08/08/2014

KING STREET PROPERTIES

113 HARTWELL AVE

QUANTERIX SPACE PLAN

08/08/14

DiMella Shaffer

B-3-1